UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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☐          Preliminary Proxy Statement
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☐          Definitive Proxy Statement
☑          Definitive Additional Materials
☐          Soliciting Material Pursuant to Sec. 240.14a-12

Adverum Biotechnologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On April 15, 2021, Adverum Biotechnologies, Inc. sent the following letter to its employees:

Definitive Proxy / Fight Letter #1 Employee Letter

DATE: April 15, 2021
TO: All Adverum Employees
FROM: Dr. Laurent Fischer, CEO
SUBJECT LINE: Definitive Proxy Filing

Dear Adverians,

Today we filed with the SEC and mailed to our stockholders proxy materials related to our 2021 Annual Meeting of Stockholders, which is scheduled for May 12, 2021. These materials contain information that will help stockholders make informed decisions on the items to be voted on at the Annual Meeting, including who sits on Adverum’s Board of Directors.

As we communicated previously, one of our stockholders, Sonic Fund, has nominated a competing slate of candidates for election to the Adverum Board. In connection with the proxy contest launched by Sonic, we also issued a press release and mailed a letter to stockholders urging them to vote on the WHITE proxy card for all of Adverum’s three highly qualified directors standing for election at this year’s Annual Meeting: Dawn Svoronos, Reed Tuckson, M.D. and Tom Woiwode, Ph.D.

Over the last several years, we have maintained an open and constructive dialogue with Sonic, including working collaboratively with Sonic in May of 2019 to appoint to our Board two new directors proposed by the fund. Not only would Sonic’s nominees, if elected, together with its two designees appointed in 2019, constitute more than half of the Board, we believe their election would significantly diminish the diversity of expertise and experience on the Board that has been so critical to our recent efforts toward commercialization of ADVM-022.

If you own Adverum stock, you will be receiving the proxy materials and letter to stockholders in the mail in the coming days, and we encourage you to vote FOR the Board’s highly qualified nominees on the enclosed WHITE proxy card. We also encourage all stockholders to discard and NOT use any green proxy cards you may receive from Sonic. If you are a stockholder and have any questions or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9496. Every vote counts.

As we approach the Annual Meeting, you will likely see more public statements and materials from both Adverum and Sonic. While employees owning Adverum stock can help support Adverum in our Board election process by voting on the WHITE proxy card, from an operational perspective, it remains business as usual for all of us across the organization. The best thing everyone can do to support Adverum is not to get distracted by the proxy contest and remain focused on your day-to-day responsibilities.

As always, thank you for your hard work in furthering our mission to help millions of patients around the world.

Regards,

/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D.
Chief Executive Officer

Important Information

Adverum Biotechnologies, Inc. (“Adverum”) has filed a definitive proxy statement and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Adverum’s 2021 Annual Meeting (the “Proxy Statement”). Adverum, its directors and certain of its executive officers and employees will be participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting. Information regarding the names of Adverum’s directors, executive officers and employees and their respective interests in Adverum by security holdings or otherwise is set forth in the Proxy Statement. Details concerning the nominees of Adverum’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF ADVERUM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE ADVERUM’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain a copy of the Proxy Statement and other relevant documents filed by Adverum free of charge from the SEC’s website, www.sec.gov. Stockholders may also contact Innisfree M&A Incorporated with questions or requests for additional copies of the proxy materials by calling toll free at (877) 750-9496.